Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2017 First-Quarter Results,

Sale of HD Supply Waterworks Business Unit and Share Repurchase Authorization

ATLANTA, GA — June 6, 2017 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.9 billion for the first quarter of fiscal 2017 ended April 30, 2017, an increase of $92 million, or 5.2 percent, as compared to the first quarter of fiscal 2016.

“This is a significant moment in time for HD Supply as we simplify our business mix and accelerate our focus on next generation growth and innovation”, stated Joe DeAngelo, Chairman, President & CEO of HD Supply.  “We continue to strategically evolve as we extend our customer-centric service differentiation.”

Gross profit increased $22 million, or 3.6 percent, to $631 million for the first quarter of fiscal 2017 as compared to $609 million for the first quarter of fiscal 2016. Gross profit was 33.7 percent of Net sales for the first quarter of fiscal 2017, down approximately 50 basis points from 34.2 percent of Net sales for first quarter of fiscal of 2016.

Operating income decreased $2 million, or 1.1 percent, to $176 million for the first quarter of fiscal 2017 as compared to $178 million for the first quarter of fiscal 2016. Operating income as a percentage of Net sales was 9.4 percent for the first quarter of fiscal 2017, decreasing approximately 60 basis points from 10.0 percent for the first quarter of fiscal 2016.

Net income increased $99 million to $85 million for the first quarter of fiscal 2017 as compared to a Net loss of $14 million for the first quarter of fiscal 2016. Net income per diluted share increased $0.49 to $0.42 for the first quarter of fiscal 2017, as compared to a Net loss per diluted share of $0.07 for the first quarter of fiscal 2016. Net loss in the first quarter of fiscal 2016 included a $115 million pre-tax loss incurred as a result of the extinguishment of outstanding debt.

Adjusted EBITDA decreased $8 million, or 3.7 percent, to $207 million for the first quarter of fiscal 2017 as compared to $215 million for the first quarter of fiscal 2016. Adjusted EBITDA as a percentage of Net sales was 11.1 percent for the first quarter of fiscal 2017, decreasing approximately 100 basis points from 12.1 percent for the first quarter of fiscal 2016.

Adjusted net income increased $24 million, or 23.3 percent, to $127 million for the first quarter of fiscal 2017 as compared to $103 million for the first quarter of fiscal 2016.  Adjusted net income per diluted share was $0.63 for the first quarter of fiscal 2017, as compared to $0.51 for the first quarter of fiscal 2016.

As of April 30, 2017, HD Supply’s combined liquidity of approximately $742 million was comprised of $70 million in cash and cash equivalents and $672 million of additional available borrowings under HD Supply, Inc.’s senior asset-backed lending facility, based on qualifying inventory and receivables.

As of April 30, 2017, the ratio of Net debt to LTM Adjusted EBITDA(1) was 4.0 times.

Business Unit Performance

Facilities Maintenance

Net sales increased $5 million, or 0.7 percent, to $682 million for the first quarter of fiscal 2017, as compared to $677 million for the first quarter of fiscal 2016.  Adjusted EBITDA decreased $17 million, or 12.7 percent, to $117 million for the first quarter of fiscal 2017 as compared to $134 million for the first quarter of fiscal 2016.  Adjusted EBITDA as a percentage of Net sales was 17.2 percent for the first quarter of fiscal 2017, decreasing approximately 260 basis points from 19.8 percent for the first quarter of fiscal 2016.

Waterworks

Net sales increased $52 million, or 8.6 percent, to $657 million for the first quarter of fiscal 2017, as compared to $605 million for the first quarter of fiscal 2016.  Adjusted EBITDA increased $3 million, or 6.3 percent, to $51 million for the first quarter of fiscal 2017 as compared to $48 million for the first quarter of fiscal 2016.  Adjusted EBITDA as a percentage of Net sales was 7.8 percent for the first quarter of fiscal 2017, down approximately 10 basis points from 7.9 percent for the first quarter of fiscal 2016.

Construction & Industrial

Net sales increased $35 million, or 7.0 percent, to $536 million for the first quarter of fiscal 2017, as compared to $501 million for the first quarter of fiscal 2016.  Adjusted EBITDA increased $6 million, or 12.2 percent, to $55 million for the first quarter of fiscal 2017 as compared to $49 million for the first quarter of fiscal 2016.  Adjusted EBITDA as a percentage of Net sales was 10.3 percent for the first quarter of fiscal 2017, up approximately 50 basis points from 9.8 percent for the first quarter of fiscal 2016.

First-Quarter Monthly Sales Performance

Net sales for February, March and April of fiscal 2017 were $535 million, $579 million and $759 million, respectively.  There were 20 selling days in February, 20 selling days in March and 25 selling days in April.  Average year-over-year daily sales growth for February, March and April of fiscal 2017 was 6.4 percent, 5.3 percent and 4.2 percent, respectively.

Preliminary May Sales Results

Preliminary Net sales in May were approximately $641 million, which represents year-over-year average daily sales growth of approximately 5.1 percent. Excluding Waterworks, preliminary Net sales in May were approximately $411 million, which represents year-over-year average daily sales growth of approximately 6.9%.  Preliminary May year-over-year average daily sales growth by business was Facilities Maintenance approximately 5.2 percent, Waterworks approximately 2.1 percent and Construction & Industrial approximately 9.3 percent.  There were 20 selling days in May 2017 and 20 selling days in May 2016.

Waterworks Sale Transaction

Today, HD Supply announced it has entered into a definitive agreement to sell HD Supply Waterworks, the nation’s largest distributor of water, sewer, storm and fire protection products, to Clayton, Dubilier & Rice.  The purchase price is approximately $2.5 billion payable in cash at closing.  The transaction is expected to close in HD Supply’s third quarter of fiscal 2017 subject to customary closing conditions, including applicable regulatory approvals.

Share Repurchase Program Authorization

On June 3, 2017, the Board of Directors of HD Supply Holdings, Inc. (the “company”) authorized the company to enter into a share repurchase program for the repurchase of up to an aggregate amount of $500 million of the

(1)  Net Debt: Total of Long Term debt and Current installments of long-term debt ($3,730), less cash and cash equivalents ($70). LTM denotes last twelve months.

company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The company will conduct repurchases under the program in the open market and through broker negotiated purchases in compliance with Rule 10b-18 of the Exchange Act, and subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchases will be funded from the company’s available cash balances. This share repurchase program does not obligate the company to acquire any particular amount of common stock, and it may be terminated at any time at the company’s discretion. The company had 202,659,525 shares of common stock outstanding as of June 2, 2017.

Facilities Maintenance Leadership

Effective immediately, Will Stengel will assume the role of President & CEO of HD Supply Facilities Maintenance.  Will most recently served as Senior Vice President, Chief Operating Officer of Facilities Maintenance and has been with the company for over 10 years in various commercial, operations and strategy roles.  He will continue to report to Joe DeAngelo, who will maintain his position as Chairman, President & CEO of HD Supply.

Capital Structure Activities

On April 5, 2017, HD Supply, Inc. amended its existing ABL Credit Agreement, which, among other things, reduced the applicable margin for borrowings by 25 basis points, reduced commitment fees, and extended the maturity date of the Senior ABL Facility until April 5, 2022. As a result, the company incurred a $1 million loss on extinguishment of debt for write-offs of unamortized deferred financing costs.

On April 18, 2017, the company used cash flow from operations to repay $100 million aggregate principal of HD Supply, Inc.’s Term B-1 Loans. As a result, the company incurred a $2 million loss on extinguishment of debt, which includes write-offs of unamortized original issue discount and unamortized deferred financing costs for $1 million each.

Second-Quarter 2017 Outlook

The second quarter 2017 outlook excludes Waterworks. For the second quarter 2017, Net sales are anticipated to be in the range of $1,325 million and $1,365 million, Adjusted EBITDA(2) in the range of $200 million and $210 million and Adjusted net income per diluted share(2) in the range of $0.60 and $0.65.  Adjusted net income per diluted share range assumes a fully diluted weighted average share count of approximately 203 million.  The company will provide further specifics on its outlook during the first-quarter fiscal 2017 earnings conference call and in the earnings call presentation materials.

Fiscal 2017 First-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday June 6th, 2017 at 8:00 a.m. (Eastern Time) to discuss its first-quarter fiscal 2017 results and the Waterworks transaction overview.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

(2)  No reconciliation of the forecasted range for Adjusted EBITDA to Net income or Income from Continuing Operations and Adjusted net income per diluted share to Net income per diluted share or Income from Continuing Operations per diluted share for the second quarter of fiscal 2017 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income per diluted share and Net Debt. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 530,000 customers with leadership positions in maintenance, repair and operations, infrastructure and specialty construction sectors. Through approximately 500 locations across 48 states and six Canadian provinces, the company’s approximately 14,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs, assumptions, and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including risks related to whether and when we are able to satisfy the conditions to the completion of the sale of the Waterworks business, including the receipt of required regulatory approvals, our ability to complete  the sale of the Waterworks business generally, and  those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 29, 2017, filed on March 14, 2017, our quarterly report on Form 10-Q, for the fiscal quarter ended April 30, 2017, filed on June 6, 2017 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Estimates for Net sales, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended
	April 30, 2017	May 1, 2016
Net Sales	$1,873	$1,781
Cost of sales	1,242	1,172
Gross Profit	631	609
Operating expenses:
Selling, general and administrative	431	401
Depreciation and amortization	24	23
Restructuring	—	7
Total operating expenses	455	431
Operating Income	176	178
Interest expense	49	85
Loss on extinguishment & modification of debt	3	115
Other (income) expense, net	2	—
Income from Continuing Operations Before Provision (Benefit) for Income Taxes	122	(22)
Provision (benefit) for income taxes	37	(8)
Income (Loss) from Continuing Operations	85	(14)
Income from discontinued operations, net of tax	—	—
Net Income (Loss)	$85	$(14)
Other comprehensive income (loss) — foreign currency translation adjustment	1	4
Total Comprehensive Income (Loss)	$86	$(10)

Weighted Average Common Shares Outstanding (thousands)
Basic	200,708	198,808
Diluted	203,017	198,808

Basic Earnings Per Share(1):
Income (loss) from Continuing Operations	$0.42	$(0.07)
Income from Discontinued Operations	$—	$—
Net Income (loss)	$0.42	$(0.07)
Diluted Earnings Per Share(1):
Income (loss) from Continuing Operations	$0.42	$(0.07)
Income from Discontinued Operations	$—	$—
Net Income (loss)	$0.42	$(0.07)

(1)May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	April 30, 2017	January 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$70	$75
Receivables, less allowance for doubtful accounts of $14 and $13	1,015	904
Inventories	913	831
Other current assets	40	37
Total current assets	2,038	1,847
Property and equipment, net	309	303
Goodwill	2,869	2,869
Intangible assets, net	109	112
Deferred tax asset	579	556
Other assets	22	20
Total assets	$5,926	$5,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$721	$532
Accrued compensation and benefits	84	140
Current installments of long-term debt	14	14
Other current liabilities	156	157
Total current liabilities	975	843
Long-term debt, excluding current installments	3,716	3,798
Other liabilities	112	106
Total liabilities	4,803	4,747
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 202.9 million and 201.4 million shares issued and outstanding at April 30, 2017 and January 29, 2017, respectively	2	2
Paid-in capital	3,994	3,962
Accumulated deficit	(2,850)	(2,969)
Accumulated other comprehensive loss	(14)	(15)
Treasury stock, at cost, 0.2 and 0.6 million shares at April 30, 2017 and January 29, 2017, respectively	(9)	(20)
Total stockholders’ equity	1,123	960
Total liabilities and stockholders’ equity	$5,926	$5,707

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Three Months Ended
	April 30, 2017	May 1, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$85	$(14)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25	25
Provision for uncollectibles	2	1
Non-cash interest expense	3	4
Payments of discounts upon extinguishment of debt	(4)	—
Loss on extinguishment of debt	3	115
Stock-based compensation expense	6	6
Deferred income taxes	34	(9)
Other	(1)	—
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(113)	(81)
(Increase) decrease in inventories	(83)	(91)
(Increase) decrease in other current assets	(3)	(20)
Increase (decrease) in accounts payable and accrued liabilities	129	140
Increase (decrease) in other long-term liabilities	—	—
Net cash provided by operating activities	83	76
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24)	(17)
Proceeds from sales of property and equipment	2	—
Net cash provided by (used in) investing activities	(22)	(17)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee benefit plans	25	6
Purchase of treasury shares	(9)	(9)
Borrowings of long-term debt	—	1,000
Repayments of long-term debt	(100)	(1,108)
Borrowings on long-term revolver debt	75	—
Repayments on long-term revolver debt	(55)	—
Debt issuance and modification costs	(5)	(14)
Other financing activities	3	(2)
Net cash provided by (used in) financing activities	(66)	(127)
Effect of exchange rates on cash and cash equivalents	—	2
Increase (decrease) in cash and cash equivalents	$(5)	$(66)
Cash and cash equivalents at beginning of period	75	269
Cash and cash equivalents at end of period	$70	$203

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Waterworks	Construction & Industrial	Corporate	Total Continuing Operations
Three Months Ended April 30, 2017
Net sales	$682	$657	$536	$(2)	$1,873
Adjusted EBITDA	117	51	55	(16)	207
Depreciation(1) & Software Amortization	7	3	9	3	22
Other Intangible Amortization	1	—	—	2	3

Three Months Ended May 1, 2016
Net sales	$677	$605	$501	$(2)	$1,781
Adjusted EBITDA	134	48	49	(16)	215
Depreciation(1) & Software Amortization	8	2	8	3	21
Other Intangible Amortization	1	1	—	2	4

(1)         Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income (loss) as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income (loss) and Income (loss) from Continuing Operations, the most directly comparable financial measures under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended
	April 30, 2017	May 1, 2016
Net income (loss)	$85	$(14)
Less income (loss) from discontinued operations, net of tax	—	—
Income (loss) from continuing operations	85	(14)
Interest expense, net	49	85
Provision (benefit) for income taxes	37	(8)
Depreciation and amortization (1)	25	25
Loss on extinguishment of debt (2)	3	115
Restructuring charges (3)	—	7
Stock-based compensation	6	6
Other	2	(1)
Adjusted EBITDA	$207	$215

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         Represents the loss on extinguishment of debt including the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

(3)         Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

Adjusted Net Income

The following table presents a reconciliation of Net income (loss) and Income (loss) from Continuing Operations, the most directly comparable financial measures under U.S. GAAP, to Adjusted net income for the periods presented (dollars in millions, except per share amounts):

	Three Months Ended
	April 30, 2017	May 1, 2016
Net income (loss)	$85	$(14)
Less income (loss) from discontinued operations, net of tax	—	—
Income (loss) from continuing operations	85	(14)
Plus: Provision (benefit) for income taxes	37	(8)
Less: Cash income taxes	(3)	(1)
Plus: Amortization of acquisition-related intangible assets (other than software)	3	4
Plus: Loss on extinguishment & modification of debt (1)	3	115
Restructuring charges (2)	—	7
Other	2	—
Adjusted Net Income	$127	$103

Diluted weighted average common shares outstanding (thousands)	203,017	201,231
Adjusted net income per share — diluted	$0.63	$0.51

(1)         Represents the loss on extinguishment of debt including the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

(2)         Represents the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

No reconciliation of the forecasted range for Adjusted EBITDA to Net income and Adjusted net income per diluted share to Net income per diluted share for the second quarter of fiscal 2017 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Results Revised for Discontinued Operations

On June 4, 2017, HD Supply entered into a definitive agreement to sell its Waterworks business, a provider of water and wastewater transmission products in the non-residential and residential markets. The transaction is expected to close in the third quarter of fiscal 2017. In accordance with Accounting Standards Codification 205-20, “Discontinued Operations,” the results of the Waterworks business will be reflected as a discontinued operation beginning in the second quarter of fiscal 2017. The presentation of discontinued operations includes revenue and expenses of the discontinued operations, net of tax, as one line item on the Consolidated Statements of Operations for all periods presented.

The following tables present HD Supply’s quarterly results of operations for the first quarter of fiscal 2017, fiscal 2016, and fiscal 2015, revised to reflect the Waterworks operations as discontinued operations. These financial statements also include the previous revisions reflecting Interior Solutions and Power Solutions as discontinued operations, as noted in our Fiscal 2016 Form 10-K (amounts in millions, except share and per share amounts, unaudited):

Q1-17
Net sales	$1,216
Cost of sales	732
Gross profit	484
Operating expenses:
Selling, general and administrative	334
Depreciation and amortization	21
Total operating expenses	355
Operating income	129
Interest expense	49
Loss on extinguishment & modification of debt	3
Income from continuing operations before provision for income taxes	77
Provision for income taxes	19
Income from continuing operations	58
Income from discontinued operations, net of tax	27
Net income	$85

Weighted Average Common Shares Outstanding (thousands)
Basic	200,708
Diluted	203,017
Basic Earnings Per Share(1):
Income from continuing operations	$0.29
Income from discontinued operations	0.13
Net income	$0.42
Diluted Earnings Per Share(1):
Income from continuing operations	$0.29
Income from discontinued operations	0.13
Net income (loss)	$0.42
Non-GAAP financial data:
Adjusted EBITDA	$157
Adjusted Net Income	$80
Weighted Average Common Shares Outstanding (thousands)
Basic	200,708
Diluted	203,017
Adjusted Net income per share - Basic	$0.40
Adjusted Net income per share - Diluted	$0.39

(1)         May not foot due to rounding.

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net sales	$1,176	$1,283	$1,275	$1,085	$4,819
Cost of sales	706	771	763	654	2,894
Gross profit	470	512	512	431	1,925
Operating expenses:
Selling, general and administrative	309	315	327	318	1,269
Depreciation and amortization	21	21	21	21	84
Restructuring	7	4	3	(7)	7
Total operating expenses	337	340	351	332	1,360
Operating income	133	172	161	99	565
Interest expense	85	69	65	50	269
Loss on extinguishment & modification of debt	115	—	59	5	179
Income (loss) from continuing operations before provision for income taxes	(67)	103	37	44	117
Provision (benefit) for income taxes	(26)	41	16	20	51
Income (loss) from continuing operations	(41)	62	21	24	66
Income from discontinued operations, net of tax	27	36	39	28	130
Net income (loss)	$(14)	$98	$60	$52	$196

Weighted Average Common Shares Outstanding (thousands)
Basic	198,808	199,250	199,593	199,888	199,385
Diluted	198,808	201,978	202,007	202,587	202,000
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$(0.21)	$0.31	$0.11	$0.12	$0.33
Income from discontinued operations	0.14	0.18	0.20	0.14	0.65
Net income (loss)	$(0.07)	$0.49	$0.30	$0.26	$0.98
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$(0.21)	$0.31	$0.10	$0.12	$0.33
Income (loss) from discontinued operations	0.14	0.18	0.19	0.14	0.64
Net income (loss)	$(0.07)	$0.49	$0.30	$0.26	$0.97
Non-GAAP financial data:
Adjusted EBITDA	$167	$205	$189	$119	$680
Adjusted Net Income	$57	$105	$96	$44	$302
Weighted Average Common Shares Outstanding (thousands)
Basic	198,808	199,250	199,593	199,888	199,385
Diluted	201,231	201,978	202,007	202,587	202,000
Adjusted Net income per share - Basic	$0.29	$0.53	$0.48	$0.22	$1.51
Adjusted Net income per share - Diluted	$0.28	$0.52	$0.48	$0.22	$1.50

(1)         May not foot due to rounding.

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net sales	$1,090	$1,236	$1,238	$1,051	$4,615
Cost of sales	660	745	754	642	2,801
Gross profit	430	491	484	409	1,814
Operating expenses:
Selling, general and administrative	292	305	295	292	1,184
Depreciation and amortization	24	25	24	24	97
Restructuring	—	—	3	5	8
Total operating expenses	316	330	322	321	1,289
Operating income	114	161	162	88	525
Interest expense	106	106	99	83	394
Loss on extinguishment & modification of debt	—	—	100	—	100
Other (income) expense, net	—	1	—	—	1
Income (loss) from continuing operations before provision for income taxes	8	54	(37)	5	30
Provision (benefit) for income taxes	(188)	8	8	(998)	(1,170)
Income (loss) from continuing operations	196	46	(45)	1,003	1,200
Income (loss) from discontinued operations, net of tax	46	63	295	(132)	272
Net income	$242	$109	$250	$871	$1,472

Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	197,529	201,156	201,308
Basic Earnings Per Share(1):
Income (loss) from continuing operations	$1.00	$0.23	$(0.23)	$5.06	$6.09
Income (loss) from discontinued operations	0.24	0.32	1.49	(0.67)	1.38
Net income	$1.24	$0.55	$1.27	$4.39	$7.47
Diluted Earnings Per Share(1):
Income (loss) from continuing operations	$0.98	$0.23	$(0.23)	$4.99	$5.96
Income (loss) from discontinued operations	0.23	0.31	1.49	(0.66)	1.35
Net income	$1.21	$0.54	$1.27	$4.33	$7.31
Non-GAAP financial data:
Adjusted EBITDA	$144	$191	$195	$120	$650
Adjusted Net Income	$8	$52	$65	$11	$136
Weighted Average Common Shares Outstanding (thousands)
Basic	195,347	196,893	197,529	198,276	197,011
Diluted	200,716	201,809	201,546	201,156	201,308
Adjusted Net income per share - Basic	$0.04	$0.26	$0.33	$0.06	$0.69
Adjusted Net income per share - Diluted	$0.04	$0.26	$0.32	$0.05	$0.68

(1)         May not foot due to rounding.

The following table represents a reconciliation of Net income (loss) and Income (loss) from continuing operations, the most directly comparable financial measures under GAAP for the first quarter of fiscal 2017, fiscal 2016, and fiscal 2015, revised to reflect the Waterworks operations as discontinued operations for all periods presented, to Adjusted EBITDA for the periods presented (amounts in millions):

Q1-17
Net income	$85
Less income from discontinued operations, net of tax	27
Income from continuing operations	58
Interest expense, net	49
Provision for income taxes (i)	19
Depreciation and amortization (ii)	22
Stock-based compensation	6
Restructuring charges (iii)	—
Loss on extinguishment of debt (iv)	3
Costs related to public offerings (v)	—
Other	—
Adjusted EBITDA	$157

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income (loss)	$(14)	$98	$60	$52	$196
Less income from discontinued operations, net of tax	27	36	39	28	130
Income (loss) from continuing operations	(41)	62	21	24	66
Interest expense, net	85	69	65	50	269
Provision (benefit) for income taxes (i)	(26)	41	16	20	51
Depreciation and amortization (ii)	21	23	22	22	88
Stock-based compensation	6	5	4	5	20
Restructuring charges (iii)	7	4	3	(7)	7
Loss on extinguishment & modification of debt (iv)	115	—	59	5	179
Costs related to public offerings (v)	—	—	—	—	—
Other	—	1	(1)	—	—
Adjusted EBITDA	$167	$205	$189	$119	$680

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net income	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	46	63	295	(132)	272
Income (loss) from continuing operations	196	46	(45)	1,003	1,200
Interest expense, net	106	106	99	83	394
Provision (benefit) for income taxes (i)	(188)	8	8	(998)	(1,170)
Depreciation and amortization (ii)	25	26	25	24	100
Stock-based compensation	5	5	4	2	16
Restructuring charges (iii)	—	—	3	5	8
Loss on extinguishment & modification of debt (iv)	—	—	100	—	100
Costs related to public offerings (v)	—	1	—	—	1
Other	—	(1)	1	1	1
Adjusted EBITDA	$144	$191	$195	$120	$650

(i)                                    During fiscal 2015, the company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations and Comprehensive Income.

(iii)                            Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iv)                              Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(v)                                  Represents the costs expensed in connection with secondary offerings of the company’s common stock by certain of the company’s shareholders.

The following table represents a reconciliation of Net income (loss) and Income (loss) from continuing operations, the most directly comparable financial measures under GAAP for the first quarter of fiscal 2017, fiscal 2016, and fiscal 2014, revised to reflect the Waterworks operations as discontinued operations for all periods presented, to Adjusted Net Income for the periods presented (amounts in millions):

Q1-17
Net income	$85
Less income from discontinued operations, net of tax	27
Income from continuing operations	58
Provision for income taxes (i)	19
Cash paid for income taxes	(3)
Amortization of acquisition-related intangible assets (other than software)	3
Restructuring charges (ii)	—
Loss on extinguishment of debt (iii)	3
Costs related to public offerings (iv)	—
Other	—
Adjusted Net income	$80

	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income (loss)	$(14)	$98	$60	$52	$196
Less income from discontinued operations, net of tax	27	36	39	28	130
Income (loss) from continuing operations	(41)	62	21	24	66
Provision (benefit) for income taxes (i)	(26)	41	16	20	51
Cash paid for income taxes	(1)	(5)	(6)	(1)	(13)
Amortization of acquisition-related intangible assets (other than software)	3	3	3	3	12
Restructuring charges (ii)	7	4	3	(7)	7
Loss on extinguishment & modification of debt (iii)	115	—	59	5	179
Costs related to public offerings (iv)	—	—	—	—	—
Other	—	—	—	—	—
Adjusted Net income	$57	$105	$96	$44	$302

	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015
Net income	$242	$109	$250	$871	$1,472
Less income (loss) from discontinued operations, net of tax	46	63	295	(132)	272
Income (loss) from continuing operations	196	46	(45)	1,003	1,200
Provision (benefit) for income taxes (i)	(188)	8	8	(998)	(1,170)
Cash paid for income taxes	(3)	(6)	(5)	(2)	(16)
Amortization of acquisition-related intangible assets (other than software)	3	3	3	3	12
Restructuring charges (ii)	—	—	4	5	9
Loss on extinguishment & modification of debt (iii)	—	—	100	—	100
Costs related to public offerings (iv)	—	1	—	—	1
Other	—	—	—	—	—
Adjusted Net income	$8	$52	$65	$11	$136

(i)                                    During fiscal 2015, the company recorded a $1,007 million tax benefit for the reversal of substantially all of the valuation allowance on its U.S. net deferred tax assets and a $189 million tax benefit for the reduction in unrecognized tax benefits as a result of IRS and state audit settlements.

(ii)                                Represents the costs incurred for strategic alignment of our workforce and branch closures or consolidations. These costs include occupancy costs, severance, relocation costs, and other costs incurred to exit a location.

(iii)                            Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(iv)                              Represents the costs expensed in connection with secondary offerings of the company’s common stock by certain of the company’s shareholders.